EXHIBIT 99.3

F O R I M M E D I A T E            R E L E A S E

Media Contact: Bob Hetherington
901.682.1360
bhether@earthlink.net
Financial Contact: Randall H. Brown
901.259.2500
rbrown@edrtrust.com

Education Realty Trust Announces Private Placement Agreement

Net Proceeds Assist EDR In Funding Pending Student Housing Portfolio Purchase

Memphis, Tennessee, September 23, 2005 – Education Realty Trust, Inc. (NYSE: EDR) today announced that it has entered into a definitive agreement with selected institutional investors for the private placement of 4,375,000 shares of its common stock at a price of $16.00 per share.

The offering is expected to generate gross proceeds of $70 million, and after the payment of transaction expenses, the net proceeds to EDR are expected to be approximately $67.2 million.

EDR, America’s most experienced collegiate student housing provider, plans to use the net proceeds to fund in part the acquisition of a portfolio of 13 collegiate student housing communities in six states from Place Properties, L.P. of Atlanta. The previously announced purchase, a sale-leaseback transaction valued at $195 million in cash, partnership units and assumed debt, is expected to close in the fourth quarter of 2005.

The private placement is expected to close on September 30, 2005. Under the terms of the private placement, the common stock will be sold exclusively to accredited investors and qualified institutional buyers in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended. The securities have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

This media release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Education Realty Trust
Education Realty Trust is one of America’s largest owners and operators of collegiate student housing, owning and/or managing approximately 28,910 beds at 43 properties serving 35 universities in 21 states and developing communities with 3,633 beds. Totals do not include the pending purchase of 13 properties with 5,894 beds from Place Properties. EDR is one of the largest real estate investment trusts (REITs) focused solely on collegiate student housing, and is the nation’s most experienced provider of collegiate student housing, as the successor to the first national company to own, build, and operate collegiate student residences. For more information about EDR, please visit the company’s Web site at www.educationrealty.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Education Realty Trust’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause EDR’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include the risk that the above-described transaction with Place Properties may not close on a timely basis, or at all, if certain conditions set forth in the purchase agreement are not satisfied. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the “Business-Risk Factors” section of EDR’s annual report on Form 10-K for the year ended December 31, 2004. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

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